SCHEDULE 14A INFORMATION
                          Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                  OXiGENE, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2). $500

/ / per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         4) Proposed maximum aggregate value of transaction:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:


363222.2

                                  OXiGENE, INC.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON JUNE 14, 1996

      The undersigned hereby appoints Bjorn Nordenvall and Ronald W. Pero, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of OXiGENE, Inc., a Delaware corporation (the "Company"), owned by the undersigned at the 1996 Annual Meeting of Stockholders of the Company to be held at Salenhuset, Norrlandsgatan 15, Stockholm, Sweden, on June 14, 1996, at 1:00 p.m., local time, and at any and all adjournments or postponements thereof.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE
FOLLOWING:



1.    Election of Directors.                    FOR / /                           WITHHOLD AUTHORITY / /
                                     all nominees listed below           to vote for all nominees listed below
                              (except as marked to the contrary below)


       Nominees: Marvin H. Caruthers, Michael Ionata, Claus Moller, Bjorn Nordenvall and Ronald W. Pero

      To withhold authority to vote for an individual nominee, print the name of such nominee on the line provided.

                      ----------------------------------------------------------------------------------------

                                                                                   FOR            AGAINST          ABSTAIN


2.    Approval of an amendment to the Company's Amended and Restated               / /             / /              / /
      Stock Incentive Plan.

3.    Approval of the OXiGENE, Inc. 1996 Stock Incentive Plan.                     / /             / /              / /

4.    Approval of the terms of the form of Indemnification Agreement between       / /             / /              / /
      the Company and its directors and officers.

5.    Approval of amendment of the Corporation's Restated Certificate of          / /              / /              / /
      Incorporation to increase the number of authorized shares of Common Stock from 15 million to 60 million.

6.    Ratification of Ernst & Young LLP as Independent Auditors.                  / /             / /               / /

7.    OTHER MATTERS:                                                              / /             / /               / /
      Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.


The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the proposals set forth in the Notice of Annual Meeting of Stockholders.


363194.2

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

SIGNATURES    _____________________________________  DATE _________________

              _____________________________________  DATE _________________

Note: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy.

363194.2

[LOGO]                                             OXiGENE, INC.
                                               110 EAST 59TH STREET
                                             NEW YORK, NEW YORK 10022

                                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                            TO BE HELD ON JUNE 14, 1996


TO OUR STOCKHOLDERS:

          Please take notice that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of OXiGENE, Inc., a Delaware corporation (the "Company"), will be held at 1:00 p.m. local time, on Friday, June 14, 1996, at Salenhuset, Norrlandsgatan 15, Stockholm, Sweden, for the following purposes:

          1. To elect five directors to hold office until the 1997 Annual Meeting of Stockholders;

          2. To approve a certain amendment to the Company's Amended and Restated Stock Incentive Plan;

          3.       To approve the OXiGENE, Inc. 1996 Stock Incentive Plan;

          4. To approve the terms of indemnification agreements between the Company and its directors, executive officers and key employees;

          5. To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 60,000,000 shares;

          6. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1996; and

          7. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         Stockholders of record at the close of business on the record date, April 26, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                       By Order of the Board of Directors


                                                     Richard A. Brown
May 14, 1996                                         Secretary


- - --------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE
ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO
ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED
STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND
VOTE THEIR SHARES IN PERSON.
- - --------------------------------------------------------------------------------

[LOGO]                            OXiGENE, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022



                                 PROXY STATEMENT
                                     FOR THE
                1996 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 14, 1996



                               GENERAL INFORMATION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OXiGENE, Inc., a Delaware corporation ("OXiGENE" or the "Company"), for use at the 1996 Annual Meeting of Stockholders scheduled to be held on Friday, June 14, 1996, at 1:00 p.m. local time, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at Salenhuset, Norrlandsgatan 15, Stockholm, Sweden. A form of proxy for use at the Annual Meeting and a return envelope for the proxy are also enclosed.

         Purpose of the Annual Meeting. It is proposed that at the Annual
Meeting: (i) five members of the Board of Directors be elected for terms expiring at the 1997 Annual Meeting of Stockholders; (ii) a certain amendment to the Company's Amended and Restated Stock Incentive Plan be approved; (iii) the OXiGENE, Inc. 1996 Stock Incentive Plan be approved; (iv) the terms of indemnification agreements between the Company and its directors, executive officers and key employees be approved; (v) an amendment to the Company's Restated Certificate of Incorporation be approved; and (vi) the appointment by the Board of Directors of the independent auditors of the Company for fiscal year 1996 be ratified.

         The Company is not aware at this time of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

         Solicitation and Voting of Proxies; Revocation. Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. The Board of Directors urges stockholders to complete, date, sign and return their proxies promptly whether or not they plan to attend the Annual Meeting. All duly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated thereon. In the absence of such instructions, duly executed proxies will be voted "FOR" the election of the director nominees listed below and "FOR" the approval of the other proposals set forth in the Notice of Annual Meeting of Stockholders of the Company.

         The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing a revocation with the Secretary of the Company, executing a proxy bearing a later date or by attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish either to withhold authority to vote for the nominees for director or abstain on the other matters presented for a vote of stockholders.

         The solicitation will be by mail, and may also be made personally or by telephone by directors, officers and employees of the Company, for which they will receive no compensation other than their regular compensation as directors, officers or employees, if any. All the expenses of the solicitation will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities, and the Company will reimburse such brokerage houses and others for their reasonable expenses in so doing. This Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning approximately May 14, 1996.

         Record Date; Voting Rights. Stockholders of record at the close of business on April 26, 1996 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 7,023,300 shares of OXiGENE common stock, $0.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock registered in their name. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting. Certain matters to be voted upon at the Annual Meeting require the affirmative vote of a majority of the votes cast at the Annual Meeting, while others require the affirmative vote of a majority of the shares outstanding on the Record Date.

         In accordance with applicable Securities and Exchange Commission ("SEC") rules, designated blank spaces are provided on the form of proxy for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for director. Under the rules of the principal stock exchanges, when brokers have not received instructions from their customers, brokers holding shares in street name have the authority to vote the shares on some matters, but not others. Such missing votes are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since the Company's By-Laws require the affirmative vote of a majority of shares present, in person or by proxy, abstentions on the Company's proposals to ratify the selection of its auditors will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors or the Company's other proposals.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Information concerning the nominees for election to the Company's Board of Directors is set forth below. Each nominee for election to the Board of Directors named below has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 1997 Annual Meeting of Stockholders. The persons identified as proxies on the enclosed form of proxy intend to vote each properly executed proxy "FOR" the election of the listed nominees for the ensuing terms or until their successors are elected and qualified, unless indicated otherwise in a properly executed form of proxy. If any of the named nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for a substitute or substitutes unless the Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee for director named below unavailable.

         Drs. Nordenvall, M0ller and Pero are currently serving on the Company's Board of Directors and were elected to their present terms of office at the 1995 Annual Meeting of Stockholders. Mr. Michael Ionata was appointed to the Board of Directors in October 1995 to fill a newly-created vacancy. Dr. Marvin Caruthers is not presently serving on the Company's Board of Directors. Messrs. Binur, Brown, Carlin, McConnaughy and Schafran, each of whom is currently serving on the Company's Board of Directors, are not standing for election.

         The Company has agreed, until August 26, 1998, to use its best efforts to cause one individual designated by RAS Securities Corp. and ABD Securities Corporation, the representatives of the underwriters of the Company's initial public offering (the "Representatives"), to be elected to the Company's Board of Directors. None of the nominees for election at the Annual Meeting has been designated by the Representatives. Since the Company's initial public offering in August 1993, the Representatives have not exercised their right to designate an individual for election to the Board of Directors, and the Company has no reason to believe they have any intention to do so in the future.

         The following information with respect to each nominee has been furnished to the Company by such nominee. The ages of the nominees are as of March 29, 1996.

         Marvin H. Caruthers, Ph.D., 56, is a Professor of Chemistry and Biochemistry at the University of Colorado, Boulder, Colorado, whose research in nucleic acid chemistry resulted in new methods for the chemical synthesis of DNA. Dr. Caruthers is a co-founder, and serves on the Scientific Advisory Board, of Amgen Incorporated, a biotechnology company engaged in the development of products derived from gene synthesis capabilities, and is a co-founder of, and serves as a consultant to, Applied Biosystems Incorporated, a biotechnology company engaged in the development of DNA synthesizers and protein sequencers. Dr. Caruthers also serves on the board of directors of BioStar, Inc., a biotechnology company, and Skandigen AB, a Swedish biotechnology company ("Skandigen"). Dr. Caruthers, who is a member of the United States National Academy of Sciences and the American Academy of Arts and Sciences, has published more than 140 manuscripts related to his research.

         Michael Ionata, 45, was appointed as a director and Chairman of the Compensation Committee in October 1995. Mr. Ionata is Director of Corporate Finance of Nordberg Capital Inc., an investment banking firm based in New York, the directors, officers and key employees of which own, collectively, 72,800 shares of OXiGENE Common Stock. From May 1983 to May 1991, Mr. Ionata worked in corporate finance and venture capital management at Den Norske Bank in New York. Prior to joining Den Norske Bank, Mr. Ionata worked for Coopers & Lybrand LLP specializing in valuations, cost-benefit analysis and restructurings. Mr. Ionata is currently a director of C.E.L. Industries Poland, a restaurant company, and was a director of Skandigen.

         Claus M0ller, M.D., Ph.D., 34, was appointed as a director in March 1995. Dr. M0ller also serves on the Executive Committee. Since April 1, 1994, Dr. M0ller has served as a consultant to the Company, responsible for coordinating its European clinical trials. Dr. M0ller is the President and a principal shareholder of IPC Nordic A/S, a Danish consulting firm. See "Certain Relationships and Related Transactions." From 1989 to 1994, Dr. M0ller was Medical Director for Synthelabo Scandinavia A/S and from 1983 to 1984, he was involved in cell biology and biomedical research at the University of Copenhagen, Denmark.

         Bjorn Nordenvall, M.D., Ph.D., 43, was appointed as a director in March 1995, and became the Company's President and Chief Executive Officer in June 1995. Dr. Nordenvall serves on the Executive Committee. Dr. Nordenvall is a specialist in general surgery and, since 1987, has been President of Sophiahemmet AB, a Stockholm-based hospital. During 1983 and 1984, Dr. Nordenvall was President of Carnegie Medicine AB, Stockholm, Sweden, a biotechnology company, and from 1977 through 1985, he practiced surgery at Danderyd Hospital, Stockholm. From 1984 through 1986, Dr. Nordenvall served as a consultant to D. Carnegie AB, a Swedish investment banking company, and, since 1984, he has been a consultant to Skandia Insurance Company.

         Ronald W. Pero, Ph.D., 55, is a co-founder of OXiGENE, and has been a director and the Company's Chief Scientific Officer since its inception. Dr. Pero serves on the Executive Committee and, from November 1993 to June 1995, also served as President of the Company. Dr. Pero specializes in the field of DNA repair and its relation to cancer treatment, and directs and coordinates the Company's research and development efforts. Dr. Pero has been a fellow of the National Institute of Environmental Health Sciences in Research Triangle Park, North Carolina, a director of the Division of Biochemical Epidemiology at the Strang Cancer Prevention Center in New York City, and currently holds faculty positions at both New York University Medical Center and the University of Lund in Lund, Sweden, where he is a Professor of Molecular Ecogenetics. Dr. Pero is also a member, and serves as Scientific Director, of the Board of Trustees of the Swedish American Research Foundation.

    Unlessindividual stockholders indicate otherwise, each returned proxy will be voted "FOR" the election to the Board of Directors of each of the five nominees named above.

         Messrs. Binur, Brown, Carlin, McConnaughy and Schafran, each of whom is currently serving on the Company's Board of Directors, are not standing for election at the Annual Meeting. The following information has been provided to the Company by Messrs. Binur, Brown, Carlin, McConnaughy and Schafran. The ages indicated are as of March 29, 1996.

         Yuval Binur, Ph.D., 55, has been a director of the Company since December 1991, and is the Chairman of the Audit Committee. From April 1993 through May 1995, Dr. Binur was the Company's Executive Vice President-Financial and Chief Operating Officer. Currently, Dr. Binur is an independent investment banker. From 1981 to 1990, Dr. Binur was a member of Adler and Company, a New York-based, privately owned investment firm, where he was responsible for venture capital investment, portfolio monitoring, syndication and divestitures.

         Richard A. Brown, 48, is a co-founder of OXiGENE, and is the Company's Secretary, Chairman of the Executive Committee and, since November 1993, Chairman of the Board of Directors. Since 1989, Mr. Brown has been the sole stockholder of Eagle Ventures, a private venture capital firm. Mr. Brown serves on the board of directors of Delta Omega Technologies, Inc., a public company engaged in the production of specialty chemicals ("Delta Omega").

         Donald P. Carlin, 37, has been a director of the Company since June 1992. Mr. Carlin also serves on the Compensation Committee. Mr. Carlin is the Chief Executive Officer and a principal shareholder of Moores, Inc., a Louisiana-based oil and gas service company. Mr. Carlin also is the Chief Executive Officer of Houston Oil Equipment, a manufacturer of hydraulic equipment. Since 1990, Mr. Carlin has been a director of Delta Omega.

         John E. McConnaughy, Jr., 66, was appointed as a director in 1991. Mr. McConnaughy serves on the Audit Committee. Mr. McConnaughy is Chairman and CEO of JEMC Corporation. From 1969 to 1986, Mr. McConnaughy served as Chairman and CEO of Peabody International Corp. ("Peabody"). From 1981 to 1992, he served as Chairman and CEO of GEO International Corporation ("GEO") when it was spun off from Peabody in 1981. Mr. McConnaughy is a director of DeVlieg Bullard, Inc.; Riddell Sports, Inc.; Mego Corp.; Transact International, Inc.; Pantapec International, Inc.; Enviropur Waste Refining and Technologies, Inc.; and Commonwealth Snack Company, Inc.

         L.G. Schafran, 57, was appointed as a director in 1993. Mr. Schafran also serves on the Compensation Committee. Mr. Schafran is the Managing General Partner of L.G. Schafran & Associates, a real estate investment and advisory firm established in October 1984. Mr. Schafran serves on the board of directors of Capsure Holdings Corp., a public company holding interests in two property and casualty insurers, Publicker Industries, Inc., a New York Stock Exchange-listed holding company primarily engaged in manufacturing, and Glasstech, Inc. In addition, Mr. Schafran is the chairman of the board of directors of Delta Omega and a director and the chairman of the executive committee of Dart Group Corp. and a director of its two publicly traded affiliates, Trek Auto Corp. and Crown Books Corp. Mr. Schafran also is a trustee of the National Income Realty Trust.

Board of Directors Committees and Meetings

         During 1995, the Board of Directors held two meetings. Except for Mr. Carlin who was absent from one meeting, all members of the Board of Directors attended all meetings. The Board of Directors has three standing committees: the Executive Committee; the Audit Committee; and the Compensation Committee.

         The Audit Committee reviews, with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors regarding the appointment of independent auditors for the ensuing year. The Audit Committee currently consists of Messrs. Binur (Chairman) and McConnaughy. Following the Annual Meeting, if all nominees for director are elected, the Audit Committee is expected to consist of Messrs. Nordenvall (Chairman) and Ionata. The Audit Committee did not meet in 1995.

         The Compensation Committee did not meet in 1995. Its functions are discussed in the Report on Executive Compensation which starts on page 26. The Compensation Committee currently consists of Messrs. Ionata (Chairman), Carlin and Schafran. Following the Annual Meeting, if all nominees for director are elected, the Compensation Committee is expected to consist of Messrs. Ionata (Chairman), Caruthers and Pero.

         The Executive Committee has all the powers of the Company's full Board of Directors, except that it is not authorized to amend the Company's certificate of incorporation, declare any dividends or issue shares of stock of the Company. The Executive Committee currently consists of Messrs. Brown (Chairman), M0ller, Nordenvall and Pero. As a result of the reduced size of the Board of Directors following the Annual Meeting, the Company does not expect to have an Executive Committee. The Executive Committee held 10 meetings in 1995. Except for Mr. Brown, who attended two meetings, all members of the Executive Committee attended all meetings while they served on that committee.

Director Compensation

         Directors receive no cash compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in connection with meetings actually attended.

               PROPOSAL 2 - APPROVAL OF AMENDMENT OF THE COMPANY'S
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

         The Company instituted its Stock Incentive Plan in January 1992, and subsequently amended that plan in May 1993 (as amended, the "Initial Plan"). An aggregate of 1,166,900 shares of Common Stock have been authorized for issuance under the Initial Plan, of which 1,062,675 shares may be issued pursuant to options granted under the Initial Plan.

         As of March 29, 1996, awards (net of cancelled or expired awards) covering an aggregate of 1,054,000 shares of the Common Stock had been granted under the Initial Plan, none of which have been exercised. If the OXiGENE, Inc. 1996 Stock Incentive Plan is approved by the stockholders at the Annual Meeting, no further awards will be granted under the Initial Plan. See "Proposal 3 -- Approval of the OXiGENE, Inc. 1996 Stock Incentive Plan."

         On March 11, 1996, the Board adopted, subject to stockholder approval, an amendment to Article 10 of the Initial Plan. Approval of the amendment of the Initial Plan by the Company's stockholders is being solicited by this Proxy Statement. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote will be required to approve the Initial Plan, as amended. As a result, abstentions and broker non-votes will have the same effect as negative votes.

         In recent years the Company has granted options to several employees and consultants that are part of compensation packages negotiated between the Company and such employees and consultants. In many instances, these compensation packages provide for the granting of options partially in lieu of cash compensation. For example, Dr. Nordenvall, the Chief Executive Officer and President of the Company, in 1995 negotiated a compensation package that emphasized the grant of options rather than salary.

         Currently, Article 10 of the Initial Plan provides that if an option holder ceases to be an employee, director or consultant of the Company for any reason, other than death or permanent and total disability, then any option granted to such option holder which has vested and has not previously been exercised must be exercised within three months after the option holder ceases to be an officer, director or consultant. Under the Initial Plan as presently in effect, the Board of Directors does not have authority to vary this provision of
Article 10.

         The Board of Directors believes that, in certain instances, to the extent options granted in lieu of cash compensation have vested, they represent remuneration earned by the optionees, and the termination of an optionee's employment or other relationship with the Company (other than for "Cause," as defined in the Initial Plan) should not result in the rapid expiration of any such options. Accordingly, the Board of Directors, subject to stockholder approval, has amended Article 10 of the Initial Plan to permit the amendment of existing options to provide that if an optionee's employment or other relationship with the Company terminates for any reason other than for Cause, previously granted options, to the extent such options are vested and exercisable as of the date of such termination, may be exercised by the optionee after the date of the termination of his or her employment or other relationship with the Company until the first anniversary of the date of such termination. To accomplish this, the Board of Directors and the Compensation Committee will be given the authority to (but will not be required to) amend each of the option agreements governing options previously granted and currently outstanding under the Initial Plan. The proposed amendment of the Initial Plan will give the Compensation Committee greater latitude in administering the Initial Plan.

                 The Board of Directors Recommends a Vote "FOR"
                   Approval of the Amendment to the Company's
                    Amended and Restated Stock Incentive Plan


         The principal provisions of the Initial Plan, as amended, are summarized below. The following summary of the material provisions of the Initial Plan does not purport to be complete and is qualified in its entirety by the terms of the Initial Plan. Upon written request of any record or beneficial owner of Common Stock of the Company whose proxy is being solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of the Initial Plan. A request for a copy of such plan should be made in writing, addressed to OXiGENE, Inc., 110 East 59th Street, New York, New York 10022, Attention: Secretary.

Stock Incentive Plan

         The purpose of the Initial Plan is to provide long-term incentives and rewards by granting awards of stock options, stock appreciation rights and/or restricted stock to the Company's officers, directors, consultants and key employees. As of March 29, 1996, the class of participants consisted of approximately 38 persons.

         The Initial Plan is administered by the Compensation Committee. Subject to the terms of the Initial Plan, the Committee determines the persons to whom awards are granted, the number of shares covered by an award, the type of award granted and the terms and conditions of the awards. No award may be granted under the Initial Plan after May 15, 2003.

         Under the Initial Plan, the Company may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified as ISOs. The exercise price of Options shall be determined by the Compensation Committee, however, ISOs may not be granted under the Initial Plan at an exercise price of less than the fair market value of the Common Stock on the date of grant (110 percent of fair market value in the case of an ISO granted to any holder of more than 10 percent of the voting power of all classes of stock of the Company or a parent or subsidiary (a "Ten Percent Holder")). Options may be granted for a ten-year term (five years in the case of an ISO granted to a Ten Percent Holder. The closing bid price of Common Stock as reported on the Nasdaq Small-Cap Market System on March 29, 1996 was $19.00 per share.

         Options granted pursuant to the Initial Plan may not be exercised more than twelve months after the option holder ceases to be an officer, director, consultant or employee of the Company, except that in the event of the death of the option holder, the option may be exercised by the holder's estate for a period of up to one year after the date of death. The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), in installments, or by a combination of such means of payment, as may be determined by the Committee. Options granted under the Initial Plan may include the right to purchase shares of Common Stock equal to the shares tendered upon the exercise of the option or withheld by the Company for withholding taxes.

         The Initial Plan also provides for the grant of stock appreciation rights ("SARs"). SARs permit the participant to receive a payment representing the excess of the fair market value of one share of Common Stock on the date of exercise over the share's fair market value as of the date of grant. Amounts payable upon exercise of SARs may, at the discretion of the Committee, be made in cash, shares of Common Stock, or a combination thereof. SARs granted in tandem with an option expire upon the exercise of the option.

         The Initial Plan also provides for the award of restricted Common Stock outright for no consideration. Such stock awards may contain restrictions regarding voting rights, dividend rights and transferability.

         Unless otherwise specified in the award agreement, an award of options, SARs or restricted stock will vest over a period of three years. The Initial Plan also provides that all outstanding awards shall vest immediately upon the acquisition of 40 percent or more of the Company's outstanding stock without prior Board approval or upon the election or appointment within a 12-month period of new Board members constituting a majority of the Board who were not approved by a majority of the Board members at the beginning of the period.

         Awards of options and SARs, and awards of restricted stock to the extent the restriction period has not expired, are not transferable other than by will or the laws of descent and distribution in the event of the awardee's death. Shares of Common Stock subject to awards that were granted, but that later terminate or expire, may again be made subject to awards.

         The Board of Directors may from time to time amend or terminate the Initial Plan, except that it may not take any action that would adversely affect the rights and obligations with respect to outstanding awards without the consent of the awardee. The Board may not, without approval of the stockholders,
(i) materially increase the benefits accruing to participants under the Initial Plan, (ii) materially increase the maximum number of shares of Common Stock that may be made subject to awards under the Initial Plan, or (iii) materially modify the requirements as to eligibility for participation in the Initial Plan.

         Federal income tax consequences relating to options granted under the Initial Plan are discussed below. See Proposal 3 - "Approval of the OXiGENE, Inc. 1996 Stock Incentive Plan -- Federal Income Tax Consequences Relating to Options."

      PROPOSAL 3 - APPROVAL OF THE OXiGENE, INC. 1996 STOCK INCENTIVE PLAN

         The Company's stockholders are also being asked to approve the OXiGENE, Inc. 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan is the successor equity incentive plan to the Company's Initial Plan. As of March 29, 1996, there were approximately 112,900 shares of Common Stock available for issuance under the Initial Plan. If the stockholders approve the 1996 Plan at the Annual Meeting, no further options will be granted under the Initial Plan.

         Equity incentives have continually been a significant component of compensation for a broad range of the Company's employees and consultants. This practice has enabled the Company to attract and retain the talent that it continues to require. By linking key employees and consultants' compensation to corporate performance, an employee or consultant's reward is directly related to the Company's success. The Company believes the use of equity incentives increases employee motivation to improve stockholder value.

         The purpose of the 1996 Plan is to enable the Company and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates. The 1996 Plan is intended to enable the Company to attract qualified personnel in a highly competitive labor market. The Company intends future increases in the value of securities granted under the 1996 Plan to form part of the compensation for services to be rendered by such persons in the future.

         The Board of Directors adopted the 1996 Plan effective March 11, 1996, subject to stockholder approval. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote will be required to approve the 1996 Plan. As a result, abstentions and broker non-votes will have the same effect as negative votes. Below is a summary of the principal provisions of the 1996 Plan and its operation. A copy of the 1996 Plan is set forth in full in Exhibit A to this Proxy Statement, and the following description of the 1996 Plan is qualified in its entirety by reference to that Exhibit.

         The Board of Directors Recommends a Vote "FOR" Approval of the
                     OXiGENE, Inc. 1996 Stock Incentive Plan


OXiGENE, Inc. 1996 Stock Incentive Plan

         General. Certain directors, officers and employees of the Company and its subsidiary and consultants and advisors thereto may be granted options to purchase shares of Common Stock of the Company or stock appreciation rights ("SARs") under the 1996 Plan. Following the Annual Meeting, if all nominees for director are elected, the Company will have 3 officers and 2 non-employee directors eligible to receive awards under the 1996 Plan. The number of consultants, advisors, employees and other service providers eligible to receive awards under the 1996 Plan is not presently determinable. As of the date of this Proxy Statement, no awards had been made under the 1996 Plan.

         A maximum of 1,000,000 shares of Common Stock may be made the subject of options and SARs granted under the 1996 Plan. No employee may be granted options or free-standing SARs with respect to more than 500,000 shares of Common Stock. That number of shares may be adjusted in the event of certain changes in the capitalization of the Company. The closing bid price of Common Stock as reported on the Nasdaq Small-Cap Market System on March 29, 1996 was $19.00 per share.

         The 1996 Plan will be administered by a committee of at least two directors (the "Committee"), each of whom will be "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of
Section 162(m) of the Code. The Committee will have authority, subject to the terms of the 1996 Plan, to determine when and to whom to make grants under the plan, the number of shares to be covered by the grants, the types and terms of options and SARs granted, the exercise price of the shares of Common Stock covered by options and SARs and to prescribe, amend and rescind rules and regulations relating to the 1996 Plan. Options granted to non-employee directors are governed by the formula discussed below. Options granted under the 1996 Plan may not be transferred to another person except by will or the laws of descent and distribution.

         Director Options. Directors who are not employees of the Company ("Nonemployee Directors") will be granted an option to purchase 55,000 shares of Common Stock on the first business day following the annual meeting of stockholders of the Company beginning with the 1996 Annual Meeting. Thereafter, on the first business day following each successive annual meeting, so long as shares remain available under the 1996 Plan, each Nonemployee Director who is first elected as a director at such meeting shall be granted options in respect of 55,000 shares. Each Nonemployee Director will receive options with respect to no more than 55,000 shares of Common Stock. The per share exercise price will be equal to the fair market value of a share of Common Stock on the date the option is granted. Options granted to Nonemployee Directors will be exercisable in five equal annual installments of 11,000 shares on each anniversary of the date of grant. Options granted to Nonemployee Directors will expire 10 years from the option grant date.

         Employee Options. Under the terms of the 1996 Plan, "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, "nonqualified stock options" ("NQSOs") and SARs may be granted by the Committee to employees of the Company and any of its affiliates and to consultants and service providers to the Company or any present or future Affiliate Companies (as defined in the 1996 Plan) (each a "Participant"), except that ISOs may be granted only to employees of the Company and any of its subsidiaries. The per share purchase price (the "Option Price") under each Option granted to a Participant shall established by the Committee on the time the Option is granted. However, the per share Option Price of an ISO granted to a Participant shall not be less than 100% of the Fair Market Value of a share on the date the ISO is granted (110% in the case of an ISO granted to a Ten-Percent Stockholder). Participant Options will be exercised at such times and in such installments as determined by the Committee. The Committee may accelerate the exercisability of any Participant Option at any time. Each Option granted pursuant to the 1996 Plan shall be for such term as determined by the Committee, provided, however, that no Employee Option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an ISO granted to a Ten-Percent Stockholder).

         General Requirements. Options granted pursuant to the 1996 Plan generally may not be exercised more than three months after the option holder ceases to provide services to the Company or an affiliate, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or the holder's estate, as the case may be), for a period of up to one year after the date of death or permanent and total disability. The agreements evidencing the grant of an option (other than an option to a Nonemployee Director) may, in the sole and absolute discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the optionee. Options terminate immediately if the option holder's service was terminated for cause.

         The shares purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of other shares of Common Stock with a value equal to the total Option Price or in a combination of cash and such shares. In addition, the option holder may have the Option Price paid by a broker or dealer and the shares issued upon exercise of the option delivered directly to the broker or dealer.

         Stock Appreciation Rights. The Committee also may grant SARs either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of an SAR a holder is entitled, without payment to the Company, to receive cash, shares of Common Stock or any combination thereof, as determined by the Committee, in an amount equal to the excess of the fair market value of one share of Common Stock over the exercise price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right), multiplied by the number of shares of Common Stock in respect of which the SAR is exercised.

         Amendment or Termination. The Board of Directors of the Company has the power to terminate or amend the 1996 Plan at any time. If the Board of Directors does not take action to earlier terminate the 1996 Plan, it will terminate on March 11, 2006. Certain amendments may require the approval of the Company's stockholders, and no amendment may adversely affect options that have previously been granted.

         1996 Plan Benefits. The following table shows in the aggregate the options that will be granted to Nonemployee Directors under the 1996 Plan if all nominees are elected at the Annual Meeting and the stockholders approve the 1996 Plan. Because future awards to executive officers, employees, consultants and advisors of the Company are discretionary and cannot be determined at this time, the table does not reflect any such awards.

                                     Exercise Price
Name and Position                     (per share)              Number of Shares

All directors who are not
Executive Officers, as a group       Fair market value on
(2 persons).......................     date of grant                 110,000

Federal Income Tax Consequences Relating to Options

         The following is a general discussion of certain U.S. federal tax consequences relating to the exercise of options, whether granted under the Initial Plan or the 1996 Plan. This discussion does not address all aspects of U.S. federal taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation.

         In general, an optionee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its subsidiary will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alterative minimum taxable income.) In order for the exercise of an ISO to qualify for this tax treatment, the optionee generally must be an employee of the Company or its subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an optionee who is terminated due to disability). In addition, an option will not be treated as an ISO to the extent that the fair market value of stock with respect to which ISOs first become exercisable during any calendar year exceeds $100,000.

         If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee disposes of the shares prior to satisfying these holding period requirements (a "disqualifying disposition"), the optionee will recognize ordinary income at the time of the disqualifying disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the options. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares in a disqualifying disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. The Company and its subsidiary will be allowed a business expense deduction to the extent the optionee recognized ordinary income.

         In general, an optionee who receives a non-qualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The optionee's tax basis in shares acquired upon exercise of a non-qualified stock option will be the fair market value on the date income is recognized, and the optionee's holding period will commence on that date. The Company and its subsidiary will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

       PROPOSAL 4 - APPROVAL OF TERMS OF FORM OF INDEMNIFICATION AGREEMENT

         The stockholders are being asked at the Annual Meeting to approve the terms of a proposed form of agreement (the "Indemnification Agreement") to be entered into between the Company and its directors and executive officers, including future directors and executive officers, and, at the discretion of the Board, with key employees, agents, fiduciaries and Delegates (as defined in the Indemnification Agreement) (collectively, "Indemnitees"), in substantially the form attached hereto as Exhibit B.

         The Board of Directors believes that the Indemnification Agreements serve the best interest of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors, officers and key personnel and service providers who, through their efforts and expertise, can make a significant contribution to the success of the Company.

         The Company does not currently have directors' and officers' liability insurance, although it may obtain such insurance in the future. The Indemnification Agreements are intended to complement the indemnity and other protection available under applicable law, the Company's Restated Certificate of Incorporation and Bylaws, and to provide for indemnification of Indemnitees to the fullest extent permitted by applicable law.

Indemnification under Delaware Law

         Section 145 of the Delaware General Corporation Law ("Delaware Law") provides a detailed statutory framework covering indemnification of any Indemnitee who was or is or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of a corporation. Delaware Law mandates that indemnification shall be made to any such person who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstances. Delaware Law further provides that in derivative suits a person shall not be indemnified by the corporation for any loss or damage suffered by it on account of any action taken by him or her as a director, officer or agent of the corporation unless he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to a criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Furthermore, indemnification is not available in derivative actions if the Indemnitee shall have been adjudged to be liable to the corporation unless the court in which such action is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses which such court shall determine to be proper. Indemnification for expenses incurred in settling a derivative action is permitted. The Company may advance the expenses incurred in defending such a proceeding upon the giving of an undertaking, or promise, to repay such sums in the event it is later determined that such Indemnitee is not entitled to be indemnified. The Company's Restated Certificate of Incorporation has implemented the applicable statutory framework by requiring that the Company indemnify its officers and directors to the fullest extent permitted by Delaware Law.

         Delaware Law provides that a director shall not be held personally liable for monetary damages for breach of fiduciary duty as a director, provided (as specified in the Delaware Law) that such limitation of liability shall not act to limit liability for the following conduct: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of Law; (c) for any violation of Section 174 of the Delaware Law; or (d) for any transaction from which the director derived an improper personal benefit.

Indemnification Agreements

         The Indemnification Agreements provide the Indemnitees with the maximum indemnification allowed under Delaware law. Since Delaware Law is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by Delaware Law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware Law may be expanded, and, therefore, the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

         The Indemnification Agreements provide that the Company shall indemnify an Indemnitee who is or was a party or was or is threatened to be made a party to or was or is involved or called as a witness in any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the Indemnitee is or was a director, officer, key employee, agent, fiduciary or Delegate of the Company. The Company shall advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The Indemnitee shall repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. Any award of indemnification to an Indemnitee, if not covered by insurance, would come directly from the assets of the Company, thereby affecting a stockholder's investment.

         The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in Delaware Law, including the following:

         First, in the event an action is instituted by the Indemnitee under the Indemnification Agreements to enforce any of the terms thereof, the Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by the Indemnitee if successful, in whole or in part, in such action. In the event of an action instituted by or in the name of the Company under the Indemnification Agreements or to enforce any of the terms thereof, the Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees, incurred by the Indemnitee in the defense of such action only if such action (or part thereof) was authorized by the Company's Board of Directors.

         Second, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an Indemnitee is not entitled to full indemnification under the terms of the Indemnification Agreements. Delaware Law does not specifically address this issue. It does, however, provide that to the extent that an Indemnitee has been successful on the merits, he or she shall be entitled to such indemnification.

         Third, in the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the indemnified party, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee.

         Fourth, indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the Indemnitee may be entitled under the Company's Restated Certificate of Incorporation, its By-laws, any agreement, any vote of stockholders or disinterested directors, Delaware Law, or otherwise. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee many have ceased to serve in such capacity at the time of the action, suit or other covered proceeding.

         Finally, the Indemnification Agreements do not provide for (a) indemnification for liabilities where Delaware Law prohibits indemnification; and (b) indemnification for expenses in the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar or successor statute.

         The proposed Indemnification Agreements significantly reduce the number of instances in which directors may be held liable to the Company for monetary damages for breach of their fiduciary duties. Therefore, any nominee for director of the Company has a direct personal interest in the approval of the Indemnification Agreements.

     THE FOREGOING DISCUSSION OF THE INDEMNIFICATION AGREEMENTS IS QUALIFIED
      IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT B, WHICH STOCKHOLDERS ARE
                      URGED TO READ AND CONSIDER CAREFULLY.

         At present there is no pending litigation or proceeding involving an Indemnitee where indemnification would be required or permitted under the Indemnification Agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under the Indemnification Agreements by an Indemnitee.

Indemnification of Liabilities under The Securities Act of 1933

         The SEC has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such action or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Vote Required

         Section 144 of the Delaware General Corporation Law provides that no contract between a corporation and one or more of its directors is either void or voidable solely because such director or directors are parties to such contract if the material facts as to the transaction and as to such director's interest are disclosed or known to the stockholders and such contract is approved in good faith by vote of the stockholders, or the contract has been approved by a disinterested majority of the corporation's board of directors, or the contract is fair to the Company as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

         Following the Annual Meeting, if approved by the Company's stockholders, the Company intends to enter into Indemnification Agreements with each of the nominees for director listed above under "Proposal 1- Election of Directors." Although the Company believes that the form of Indemnification Agreement is fair to the Company, and that stockholder approval may not therefore be required to validate the Indemnification Agreements, the Company believes that it is good corporate practice to submit the Indemnification Agreements to the stockholders for their consideration. If the Indemnification Agreements are approved by the stockholders, they are not void or voidable and the Company's stockholders may not later assert a claim that the Indemnification Agreements are invalid due to improper authorization; however, the stockholders may challenge the validity of the Indemnification Agreements on other grounds. If the Indemnification Agreements are not approved by the Stockholders, the invalidity of such agreements could hereafter be asserted by the stockholders. In such an instance, the person asserting the validity of the Indemnification Agreements will bear the burden of proving that they were fair to the Company at the time they were authorized.

         Approval of the Indemnification Agreements will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock held by disinterested stockholders. Since each director is an interested party with respect to this matter, shares owned, directly or indirectly, by any director may not be voted on this proposal although they will be counted for purposes of determining whether a quorum is present. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting.

         The Board of Directors Recommends that Stockholders Vote "FOR" Approval of the Terms of the Form of Indemnification Agreement

           PROPOSAL 5 - APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE
                     OF INCORPORATION TO INCREASE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the company is authorized to issue from 15,000,000 shares to 60,000,000 shares.

         The additional shares of Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

         In addition to the 6,973,300 shares of Common Stock outstanding on March 29, 1996, the Board has reserved approximately 1,936,000 shares for issuance upon exercise of warrants and options (including awards granted under the Initial Plan), approximately 1,717,350 shares for issuance upon exercise of the public warrants sold in connection with the Company's initial public offering in 1993, and, subject to stockholders' approval at the Annual Meeting, 1,000,000 shares under the 1996 Plan.

         Although at present the Board of Directors has no plans to issue additional shares of Common Stock, it believes additional capital will be required to maintain the Company's operations in the foreseeable future and it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. Further, the additional shares may be issued for various purposes, including, without limitation, stock splits, stock dividends, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. If the proposed amendment to the Company's Restated Certificate of Incorporation is approved, the Board of Directors may determine to take any of the foregoing actions without the need for further stockholder approval.

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could more easily adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized

Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve the proposed amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

 The Board of Directors Recommends a Vote "FOR" Approval of the Amendment to the
                 Company's Restated Certificate of Incorporation

        PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996, and has directed that the appointment of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1992.

         Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

         Representatives of the Swedish affiliate of Ernst & Young LLP, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

          TheBoard of Directors Recommends a Vote "FOR" Ratification of the
             Appointment of Ernst & Young LLP as the Independent
                      Auditors for the Current Fiscal Year.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT.

         The following table sets forth the number of shares of Common Stock beneficially owned, as of March 29, 1996, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer (as defined below) included in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) the directors and officers of the Company as a group. Unless otherwise noted, all shares are owned directly with sole voting and dispositive powers.

                                                  Beneficial Ownership(2)
Name(1)                                      No. of Shares         % of Total

Richard A. Brown                               864,900(3)          11.63%
Ronald W. Pero                                 790,000(4)          10.77%
Bjorn Nordenvall                               365,000              5.11%
Donald P. Carlin                               320,000(5)           4.54%
Yuval Binur                                    125,000               *
John E. McConnaughy                             65,000               *
Claus M0ller                                    30,000               *
L.G. Schafran                                   30,000(6)            *
Michael Ionata                                   5,000               *
Marvin H. Caruthers                                  0               *
All directors and executive
  officers as a group (9 persons)            2,594,900             31.72%



*    Indicates less than one percent.

(1) Each person listed in the table is a director or nominee for director of the Company, with an address at c/o OXiGENE, Inc., 110 E. 59th Street, New York, New York 10022.

(2) Includes the following shares which are purchasable under options and warrants that are presently exercisable or exercisable within 60 days of the date of this table: Mr. Brown - 465,000 shares; Dr. Pero - 360,000 shares; Dr. Nordenvall - 165,000 shares; Mr. Carlin - 70,000 shares; Dr. Binur - 60,000 shares; Mr. McConnaughy - 35,000 shares; Dr. M0ller - 30,000 shares; Mr. Schafran - 17,500 shares and Mr. Ionata - 5,000 shares.

(3)  Includes 20,000 shares held for the benefit of his minor child.

(4) Includes 70,588 shares held by a trust for the benefit of Dr. Pero's children, and 120,588 shares held by The Ronald Pero Charitable Remainder Unitrust, a trust of which Dr. Pero is the trustee.

(5) Includes 135,256 shares held as nominee for certain individuals not affiliated with the Company as to which Mr. Carlin disclaims beneficial ownership; and 10,000 shares and 35,000 warrants held by a profit-sharing plan of which Mr. Carlin is a beneficiary.

(6) Includes 12,500 shares and 2,500 public warrants held by his spouse as to which Mr. Schafran disclaims beneficial ownership.

                               EXECUTIVE OFFICERS


         See "Proposal 1 - Election of Directors" above for information pertaining to Drs. Nordenvall, Pero and M0ller, the Company's executive officers holding the offices of President and Chief Executive Officer; Chief Scientific Officer; and Chief Medical Officer, respectively. Currently, Drs. M0ller and Pero are devoting a substantial majority of their time to the Company's business and affairs. Dr. Nordenvall devotes such time, but less than all of his time, to the Company's business and affairs as is required from time to time. Executive officers of the Company serve at the discretion of the Board. There are no family relationships between or among any of the Company's directors or executive officers.

Employment Agreements

         In May 1993, the Company entered into an employment agreement with Dr. Pero. The agreement provides that either party may terminate the agreement upon 90-days prior written notice. In September 1995, pursuant to the recommendation of the Compensation Committee, Dr. Pero's annual salary was fixed at $240,000.

         In October 1995, the Company entered into an employment agreement with Dr. Nordenvall. The initial term of the agreement expires on May 31, 1997, but will be extended automatically for additional one-year periods unless terminated by either party upon 90 days prior written notice. The agreement provides that Dr. Nordenvall's base salary shall be determined in good faith by the Company's Board of Directors, but shall not be less than $50,000. Currently, in light of Dr. Nordenvall devoting less than all of his time to the Company's business and affairs, his annual base salary has been fixed at $50,000. However, if its business and affairs would require Dr. Nordenvall to devote more time to the Company, his base salary is expected to be adjusted accordingly.


                             EXECUTIVE COMPENSATION

         The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and the four most highly paid executive officers, other than the Chief Executive Officer (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its Swedish subsidiary during such period.

                           Summary Compensation Table

                                                                                                                  Long Term
                                                                Annual Compensation                             Compensation
                                                                                          Securities              All Other
                                                                                          Underlying            Compensation
Name and Principal Position           Year       Salary($)            Bonus($)            Options(#)                  ($)
Bjorn Nordenvall                      1995       $56,847(1)           $   --              165,000                $    --
   President and Chief
   Executive Officer

Yuval Binur                           1995       80,000(2)           --                  --                      17,990(3)
   Executive Vice President-Finance   1994       120,000              20,000              25,000                     --
 and Chief Operating Officer          1993      --                   --                   100,000                125,000(4)

Richard A. Brown                      1995              --           --                  --                      160,000(4)
   Chairman and Secretary             1994              --            32,500(5)           80,000                 160,000(4)
                                      1993              --           --                   165,000                 85,000(4)

Claus M0ller                          1995       134,467(6)                  --           70,000                --
   Chief Medical Officer              1994          --                       --           30,000                 90,000(4)(7)


Ronald W. Pero                        1995       201,850             --                  --                     --
   Chief Scientific Officer           1994       180,000              60,000              90,000                 25,000(8)
                                      1993       75,000               20,000              170,000                25,000(8)




(1) Includes a consulting fee of $27,680 paid to B. Omentum Consulting AB, a company organized under the laws of Sweden of which Dr. Nordenvall is the sole shareholder ("Omentum"). Dr. Nordenvall joined the Company as Chief Executive Officer and President in June 1995. His current salary is $50,000 per year. In October 1995, the Company and Omentum entered into a consulting agreement pursuant to which the Company pays Omentum a consulting fee of $50,000 per year. See "Certain Relationships and Related Transactions."

(2)  Dr. Binur's employment with the Company ceased in May 1995.

(3)  Represents reimbursement of medical insurance premiums paid in 1995.

(4)  Represents consulting fees.

(5)  Paid in January 1995.

(6) Includes a consulting fee of $70,000 paid to IPC Nordic A/S, a company organized under the laws of Denmark of which Dr. M0ller is the president and a principal shareholder ("IPC"). In August 1995, the Company and IPC entered into an agreement pursuant to which the Company pays IPC a consulting fee of approximately $144,000 per year. See "Certain Relationships and Related Transactions."

(7) Dr. M0ller commenced providing services to the Company and its Swedish subsidiary in April 1994.

(8) Represents housing allowance.

Stock Option Grants and Exercise

         The following table sets forth information regarding stock options granted to each Named Executive Officer during fiscal year 1995 pursuant to the Company's Initial Plan.


                                        % of Total
                                          Awards
                                        Granted to        Exercise
                       Options          Employees         or Base                           Potential Realizable Value at
                       Granted          in Fiscal          Price        Expiration              Assumed Annual Rates
         Name           (#)(1)            Year(2)          ($/Sh)          Date(3)             5%($)(4)            10%($)(4)

Bjorn Nordenvall......   165,000          39.86             6.0           5/31/05             622,605             1,577,805

Yuval Binur...........          --          --              --               --                  --                   --

Richard A. Brown......          --          --              --               --                  --                   --

Claus M0ller..........       70,000       16.91            6.375          6/21/05             280,644              711,208

Ronald W. Pero........          --          --              --               --                  --                   --


(1) Options granted under the Initial Plan are exercisable over a period of ten years, except that incentive stock options granted to any holder of more than 10% of the Company's outstanding shares of Common Stock are exercisable over a period of 5 years.

(2) Awards include stock options and stock appreciation rights ("SARs") granted pursuant to the Initial Plan. No SARs were granted to any Named Executive Officer. In 1995, SARs with respect to 2,000 shares of Common Stock were granted to a certain consultant and options to purchase an aggregate of 412,000 shares of Common Stock were granted as follows: Dr. Nordenvall (options for 165,000); Messrs. Carlin, Ionata and Schafran (each options for 5,000); Dr. M0ller (options for 70,000 vesting in three equal installments on each of July 1, 1996, 1997 and 1998) and certain other employees and consultants (collectively options for 162,000).

(3) The Initial Plan generally provides that if an optionee ceases to be an employee, consultant or director for any reason other than death, disability or discharge for "cause," the unexercised portion of any outstanding options granted to the optionee, whether vested or unvested, shall terminate three months after such cessation. Upon termination as a result of death or disability, the optionee or the optionee's legal representative may exercise outstanding options within one year of termination. In no event, however, shall the exercise period for an option extend beyond the expiration of the option term. If the optionee is discharged for "cause," all outstanding options terminate immediately. Options are not transferable during the optionee's lifetime and may only be exercised by the optionee's legal representative in the event of the optionee's death. Options granted under the Initial Plan may, in the discretion of the Compensation Committee, include a "reload" feature, allowing the optionee to repurchase, through the grant of new options, shares of Common Stock used to exercise outstanding options. In the event of a "change in control" all outstanding options become immediately exercisable. In the event of a "recapitalization," appropriate adjustments will be made to outstanding options without a change in their total fair market value as of the date of the adjustment.

(4) The dollar amount under each of these columns assumes that the market price of the Common Stock from the date of the option grant appreciates at the cumulative annual rates of 5% and 10%, respectively, over the option term of ten years. The assumed rates of 5% and 10% were established by the SEC and, therefore, are not intended to forecast possible future appreciation of the Common Stock.

Option Exercises and Holdings as of December 31, 1995

                  No stock options were exercised in fiscal year 1995 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1995, the number of unexercised options held by each Named Executive Officer and the value thereof based on the closing bid price of the Common Stock of $10.25 on December 29, 1995.


             Aggregated Option/Warrant Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/Warrant Values

                   Number of Unexercised     Value of Unexercised In-the-
                     Options/Warrants           Money Options/Warrants
                       at FY-End(#)                 at FY-End($)
                       Exercisable/                 Exercisable/
Name                   Unexercisable               Unexercisable

Bjorn Nordenvall      165,000/0                     701,250/0

Yuval Binur           175,000/0                    1,178,250/0

Richard A. Brown      465,000/0                    3,045,500/0

Claus M0ller        30,000/70,000                142,500/271,250

Ronald W. Pero        360,000/0                    1,946,250/0




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         IPC Nordic Consulting Agreement. In August 1995, the Company entered into a consulting agreement with IPC Nordic A/S, a company organized under the laws of Denmark ("IPC") of which Dr. Claus M0ller, a director and the Chief Medical Officer of the Company, is the president and a principal shareholder. Pursuant to the agreement, IPC and Dr. M0ller provide services with respect to the Company's clinical trials and a possible future compassionate use program in consideration of a monthly consulting fee of Dkr.70,245 (approximately $11,970 based on an exchange rate of US$0.1704 to one Danish Krone).

         Omentum Consulting Agreement. In October 1995, the Company entered into a consulting agreement with B. Omentum Consulting AB, a company organized under the laws of Sweden ("Omentum") of which Dr. Bjorn Nordenvall, a director and the President and Chief Executive Officer of the Company, is the sole shareholder. Pursuant to the agreement, the Company pays Omentum an annual consulting fee of $50,000.

                        REPORT ON EXECUTIVE COMPENSATION1

Introduction

         Three of OXiGENE's directors, Messrs. Ionata (Chairman), Carlin and Schafran, who are outside directors, constitute the Compensation Committee, which, among other things, is responsible for making recommendations to the Board of Directors with respect to (1) the Company's compensation philosophy and compensation guidelines for its executives; (2) the roles and respective performances of the Company's executive officers, especially as these affect compensation; (3) appropriate compensation levels for the Chief Executive Officer and other executives of the Company based on a comparative review of compensation practices in similarly situated business; and (4) the design and implementation of the Company's compensation plans and the establishment of criteria and the approval of performance results relative to the Company's incentive plans. As a practical matter, the Committee sets and administers all compensation of the three management directors, Drs. Nordenvall, M0ller and Pero, since the management directors do not participate in deliberations regarding or vote on compensation matters affecting them. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 1995 fiscal year.

         This report sets out the Company's executive compensation philosophy and objectives, describes the components of its executive compensation program and describes the bases on which 1995 executive compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table preceding this report.

Executive Compensation Philosophy and Objectives

         It is the Company's policy to maintain a flexible managerial and compensation structure in order that it may meet its evolving and changing supervisory needs, while tightly controlling its overhead expenses, as its business progresses. As part of this policy, the Company provides a compensation package that is intended to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders.

         In 1995, total cash remuneration arrangements with the Company's executive officers serving from time to time amounted to approximately $375,000. In addition, in 1995, the Company paid cash remuneration to certain consultants, who often perform functions traditionally associated with executive officer positions, of approximately -------- 1 Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the SEC, neither the "Report on Executive Compensation" nor the material under the caption "Performance Measurement Comparison" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

$320,000. The amount of cash remuneration payable is likely to increase significantly if the Company's activities, including the progress of its clinical trials, would warrant Dr. Nordenvall devoting all of his time to the business and affairs of the Company. As the Company's clinical trials continue to progress and expand and the Company prepares to file a new drug application with the United States Food and Drug Administration and similar government authorities in other countries, it will be necessary to hire more full-time executives and key employees. The Company's Board of Directors continually monitors its managerial composition and compensation structure.

Compensation Program Components

         Consistent with the Company's executive compensation objectives, compensation for its senior managers consists of three elements: an annual base salary, annual incentive compensation and long-term incentive compensation.

         Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly-sized companies. Within this salary range, an executive's initial salary level is determined largely through Compensation Committee judgment based on the experience of its members. Salaries are determined at a level to attract, motivate and retain superior executives. The Compensation Committee determines annual salary adjustments based on the Company's performance, the individual executive's contribution to that performance, prevailing norms and the Compensation Committee members' knowledge and experience.

         Annual Incentive Compensation. The executive officers are eligible to receive an annual bonus which is intended to provide additional compensation for significant and outstanding achievement during the past year. These bonuses are usually awarded for extra work that was contributed by the executive towards the enhancement of value to the shareholders. Typically, the annual bonus, when awarded, will not exceed 25% of the yearly base salary.

         Long-Term Incentive Compensation. Long-term incentive compensation is provided by the grant of options to purchase shares of Common Stock under the Company's stock incentive plans. In considering awards, the Compensation Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the relative influence each position will have on the building of shareholder value over the long term, and the amount, vesting and expiration dates of each executive's outstanding options.

         Consultant's Compensation. The Company continues to rely to a great extent on consultants, including, among others, the members of the Company's Scientific Advisory Board, in the areas of research and development, clinical trials and clinical trial management, marketing and finance. The Board of Directors has determined that it is less expensive and more efficient to engage consultants rather than to expand the Company's overhead by hiring individuals for these positions. In order to retain their motivation and long-term commitment, from time to time these consultants will be granted options under the Company's stock incentive plans.

         Other. Based on currently prevailing authority, including proposed Treasury regulations, and in consultation with outside tax and legal experts, the Compensation Committee has determined that it is unlikely that the Compensation Committee would require the Company to pay any amounts in 1996 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax provisions.


                           The Compensation Committee

                                Michael Ionata (Chairman)
                                Donald P. Carlin
                                L.G. Schafran

Performance Measurement Comparison

                  The following chart shows cumulative total shareholder return on the Company's Common Stock (since the initial public offering on August 26, 1993), compared with the Standard & Poor's Midcap Biotechnology Index and the Standard & Poor's Midcap 400 Index.

                                  OXiGENE, INC.

                                Performance Graph






















Measurement                              S&P Midcap
   Period      OXiGENE, Inc.           Biotechnology      S&P Midcap 400
12/31/93                   135.90       120.31            104.81
 6/31/94                   158.34        88.21             97.15
12/30/94                    97.44       127.28            101.05
 6/30/95                   148.72       135.88            118.86
12/30/95                   217.95       224.71            132.32


                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders is being provided to each stockholder of the Company with this Proxy Statement. Additional copies may be obtained by writing to OXiGENE, Inc., 110 East 59th Street, New York, New York 10022, Attention: Secretary.

      FILINGS PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires certain officers of the Company and its directors, and persons who own beneficially more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership of Common Stock of the Company with the SEC, the Nasdaq Small-Cap Market System and the Company. Based solely on a review of the reports and representations provided to the Company by the above-referenced persons, the Company believes that during 1995, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely satisfied, except as set forth below. Forms 3 on behalf of Joann Conklin, the Company's former Chief Financial Officer, Michael Ionata, Claus M0ller and Bjorn Nordenvall were filed late. Messrs. Carlin, M0ller and Schafran each filed one late report, each reporting one transaction. Mr. Nordenvall filed two late reports, one reporting five transactions and one reporting one transaction. The Company believes that all transactions reportable by Messrs. Carlin, M0ller, Nordenvall and Schafran in 1995 have now been reflected on their respective filings. In making these statements, the Company has relied on representations of its directors, officers and greater than ten percent beneficial owners, and copies of reports they have filed with the SEC.

                              STOCKHOLDER PROPOSALS

         The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 1997 Annual Meeting of stockholders must be received by the Company at its principal executive office, 110 East 59th Street, New York, New York 10022, no later than February 14, 1997, if such proposals are to be considered for inclusion in the Company's proxy statement for the 1997 Annual Meeting of stockholders. Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

                                    By Order of the Board of Directors


                                    Richard A. Brown, Secretary

                                                                     Exhibit A


                                  OXiGENE, INC.
                            1996 STOCK INCENTIVE PLAN


         1. Purpose.

         The purpose of this Plan is to enable the Company and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

         2. Definitions.

              For purposes of the Plan:

              2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

              2.2 "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

              2.3 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Award.

              2.4 "Award" means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted to or to be granted pursuant to the Plan.

              2.5 "Board" means the Board of Directors of the Company.

              2.6 "Cause" means:

                   (a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate and

                   (b) for all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

              2.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

              2.8 A "Change in Control" shall mean the occurrence during the term of the Plan of either of the following: (a) any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

              2.9 "Code" means the Internal Revenue Code of 1986, as amended.

              2.10 "Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

              2.11 "Company" means OXiGENE, Inc.

              2.12 "Director Option" means an Option granted pursuant to Section 6.

              2.13 "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

              2.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

              2.15 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

              2.16 "Employee Option" means an Option granted pursuant to Section 5.

              2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              2.18 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

              2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

              2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or an Affiliate.

              2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

              2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

              2.23 "Optionee" means a person to whom an Option has been granted under the Plan.

              2.24 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

              2.25 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

              2.26 "Plan" means the OXiGENE, Inc. 1996 Stock Option Plan.

              2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

              2.28 "Shares" means the common stock, par value $.01 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

              2.29 "Stock Appreciation Right" or "SARs" means a right to receive all or some portion of the increase in the value of the Shares as provided in
Section 8 hereof.

              2.30 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

              2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

              2.32 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

         3.   Administration.

              3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company each of whom shall be a Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

              3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                   (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee

Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                   (b) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Optionees, and all other persons having any interest therein;

                   (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                   (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                   (e) generally, to exercise such powers and to perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.   Stock Subject to the Plan.

              4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,000,000; provided, however, that the maximum number of Shares that may be the subject of Options granted to any employee during the term of the Plan may not exceed 500,000 Shares. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

              4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of Shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, cancelled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

         5.   Option Grants for Eligible Individuals.

              5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

              5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

              5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

              5.4 Vesting. Subject to Section 7.5 hereof, each Employee Option
- - ------- shall become exercisable in such installments (which need not be equal)
and at such times as may be designated by the Committee and set forth in the
Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

              5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

         6.   Option Grants for Nonemployee Directors.

              6.1 Grant. Subject to Section 6.3, Director Options in respect of 55,000 Shares shall be granted on the first business day following the annual meeting of stockholders of the Company to elect directors in 1996 to each Nonemployee Director who is elected as a director at such meeting. Thereafter on the first business day following each successive annual meeting so long as Options remain available for grant, each Nonemployee Director who is first elected as a director at such meeting shall be granted a Director Option in respect of 55,000 Shares. Each Nonemployee Director shall receive Director Options with respect to no more than 55,000 Shares. Such Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board; provided, however, that such terms shall not vary the price, amount or timing of Director Options as provided under this Section 6, including provisions dealing with forfeiture and termination of such Director Options.

              6.2 Purchase Price. The purchase price for Shares under each Director Option shall be equal to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of grant.

              6.3 Vesting. Subject to Sections 6.4 and 7.5, each Director
- - ------- Option shall become exercisable within five (5) equal annual installments beginning on the first anniversary of the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

              6.4 Limitations on Amendment. The provisions in this Section 6
- - ------------------------ and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

         7.   Terms and Conditions Applicable to All Options.

              7.1 Duration. Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

                   (a) If an Optionee's employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

                   (b) If an Optionee's employment or service terminates by reason of the Optionee's Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee's employment or service terminated, after which time the Option shall automatically terminate in full.

                   (c) If an Optionee's employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                   (d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b) of this Section 7.1, respectively, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

              7.2 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

              7.3 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. In addition, both Employee Options and Director Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

              7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

              7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully vested and exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee

Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment or service with the Company is terminated by the Company following a Change in Control each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

         8. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

              8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

              8.2  Stock Appreciation Right Related to an Option.

                   (a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                   (b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                   (c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

              8.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

              8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

              8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company or a Subsidiary who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings (the "Window Period") or
(ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

              8.6 Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted.

              8.7 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holder's consent.

              8.8 Effect of Change in Control. In the event of a Change in Control but subject to Section 8.6, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 16(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation right during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Stock Appreciation Right. In the event a holder's employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holder's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the holder's employment or service or the expiration of the stated term of the Stock Appreciation Right.

         9.   Adjustment Upon Changes in Capitalization.

              (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, (ii) maximum number and class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6.

              (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

              (c) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

         10. Effect of Certain Transactions. Subject to Sections 7.5 and 8.8 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options as the case may be, upon exercise of any Award the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options prior to such Transaction.

         11.  Interpretation.

              (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

              (b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

              (c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

         12. Pooling Transactions.

              Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquired of the

Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

         13.  Termination and Amendment of the Plan.

              The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

              (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award theretofore granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification, suspension or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

              (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

         14.  Non-Exclusivity of the Plan.

              The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         15.  Limitation of Liability.

              As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                               (i) give any person any right to be granted an
Option other than at the sole discretion of the Committee;

                               (ii) give any person any rights whatsoever with
respect to Shares except as specifically provided in the Plan;

                               (iii) limit in any way the right of the Company
to terminate the employment of any person at any time; or

                               (iv) be evidence of any agreement or
understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         16.  Regulations and Other Approvals; Governing Law.

              16.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

              16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

              16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

              16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

              16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

         17. Miscellaneous.

              17.1 Multiple Agreements. The terms of each Award Granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

              17.2 Withholding of Taxes. (a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or holder shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as maybe required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under
Section 16(b) of the Exchange Act either: (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

              (b) If an Optionee makes a disposition, within the meaning of
Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

              17.3 Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of New York within twelve (12) months of the adoption of the Plan by the Board.

                                                                      Exhibit B


                            INDEMNIFICATION AGREEMENT


         THIS AGREEMENT, dated as of the ____ day of _________, 199_, is made by and between OXiGENE, Inc., a Delaware corporation having its principal place of business in the State of New York (the "Company") and _____________ (the "Indemnitee"), a resident of ________________.

         WHEREAS, it is essential to the Company to retain and attract the most capable persons available as officers, directors and key employees; and

         WHEREAS, Indemnitee is currently serving as _____________________________ (the "Position"); and

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of publicly-traded and other corporations, as a result of which competent and experienced persons have become more reluctant to serve in such positions, and as a result of which creative management and decision making has been deterred; and

         WHEREAS, the provision of indemnification will assist the Company in attracting and retaining the most skilled and competent officers and directors; and

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to allow Indemnitee to continue to provide service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of the Indemnitee and for the advancing of expenses to Indemnitee, in each case to the full extent permitted by law and as set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee agree as follows:

         1. Agreement to Serve. Indemnitee will continue to serve faithfully and to the best of his ability in the Position, at the will of the Company or pursuant to the terms of any separate agreement which may exist, so long as he is duly elected or appointed and qualified or until such time as he tenders his resignation in writing.

         2. Right to Indemnification. In the event Indemnitee was or is made a party or was or is threatened to be made a party to or was or is involved or called as a witness in any action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes may lead to the institution of such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "Proceeding"), by reason of the fact that he was, is or had agreed to become a director, officer, employee, agent, fiduciary or Delegate (as defined herein) of the Company, Indemnitee shall be indemnified and held harmless by the

Company to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment) against all expenses (including reasonable attorneys' fees and all other costs, expenses, liabilities, obligations and disbursements in connection with investigating, prosecuting, defending, preparing to prosecute and defend, or being a witness or other participant in any Proceeding), liabilities and losses (including, but not limited to, judgements; fines; liabilities under ERISA for damages, excise taxes or penalties; damages, fines or penalties arising out of violation of any law related to the protection of the public health, welfare or the environment; and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with any Proceeding (collectively, "Expenses"); provided, that except as provided in Section 6 hereof, the Company shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         For purposes of this Agreement, a "Delegate" is any person serving at the request of the Company as a director, officer, trustee fiduciary, partner, employee or agent of an entity or enterprise other than the Company (including, but not limited to, service with respect to employee benefit plans and trusts).

         3. Expenses. Expenses incurred by Indemnitee in defending or otherwise being involved in a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company; provided, that in connection with a Proceeding (or part thereof) initiated by Indemnitee, except as provided in Section 6 hereof, the Company shall pay such Expenses in advance of the final disposition only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The Undertaking shall provide that if Indemnitee has commenced Proceedings in a court of competent jurisdiction to secure a determination that he should be indemnified by the Company, he shall not be obligated to repay the Company during the pendency of such Proceeding.

         4. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense or any Proceeding or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

         5. Notice. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement.

         6. Protection of Rights. If a claim under Section 2 or any agreement ("Other Agreement") providing indemnification to Indemnitee is not promptly paid in full by the Company after a written claim has been received by the Company or if Expenses pursuant to Section 3 or an Other Agreement have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of Expenses. If successful, in whole or in part, in such suit Indemnitee shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct required under the DGCL, nor the actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee had not met the applicable standard of conduct.

         If a Change of Control has occurred, Indemnitee upon making a claim under Section 2 or seeking to avoid repayment to the Company pursuant to an Undertaking under Section 3 shall have (i) the right, but not the obligation, to have a determination made by independent legal counsel as to whether indemnification of the claimant is proper because he or she has met the applicable standard of conduct required under the DGCL; and (ii) shall have the right to select as independent legal counsel for such purpose any law firm as designated (or within a category designated) for such purpose in a resolution adopted by the Board of Directors of the Company prior to the Change of Control and in full force and effect immediately prior to the Change of Control. If a determination has been made in accordance with the preceding sentence, no determination inconsistent therewith by other legal counsel, by the Board of Directors, or by stockholders shall be of any force or effect, provided however, that Indemnitee shall maintain all rights granted hereby to bring an action as specified in the preceding paragraph.

         A "Change of Control" shall be deemed to have occurred if (i) individuals who as of June 15, 1996 constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company, or (ii) there is a merger, consolidation or reorganization ("Merger") of the Company in which the Company is not the surviving entity (the "Survivor") and at any time following such Merger, Incumbent Directors do not constitute a majority of the Board of Directors of the Survivor; provided that any individual who becomes a director after June 14, 1996 whose election, or nomination for election by the Company's stockholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be deemed to be an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) relating to the election of the directors of the Company.

         7. No Presumption. For purposes of this Agreement, the termination of any Proceeding, by judgement, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

         8. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company's Restated Certificate of Incorporation or By-Laws, other agreement, vote of stockholders or directors or otherwise.

         9. Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that, (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Proceeding at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee at the Company's expense without the consent of the Indemnitee.

         10. Subrogation. In the event of any payment under this Agreement to Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         11. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

         (a) Excluded Action or Omissions. To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law; and

         (b) Claims under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

         12. Amended; Waiver. No provision of this Agreement may be amended or modified except with the consent in writing of Indemnitee and the Company, nor may any provision of this Agreement be waived except in writing by the party granting such waiver. A waiver of any provision hereof shall not be deemed a waiver of any other provision hereof. Failure of either of the parties hereto to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

         13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment under any insurance policy, statute, provision of the Company's Restated Certificate of Incorporation or By-Laws, other agreement, vote of stockholders or directors or otherwise of the amounts otherwise indemnifiable.

         14. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including, without limitation, any successor by purchase, merger, consolidation, reorganization or otherwise to all of substantially all of the business and/or assets of the Company) and their spouses, heirs, and personal and legal representatives.

         16. Term. The provisions of this Agreement shall be applicable to all Proceedings, regardless of when commenced and regardless of whether relating to events, acts or omissions occurring before, on or after the date on which this Agreement becomes effective. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in the Position; provided, however, that notwithstanding any other provision hereof, the Company shall have no obligations hereunder with respect to liability, losses and Expenses of any Proceeding to the extent that such liability, losses and Expenses relate to conduct of the Indemnitee which occurs after Indemnitee no longer holds the Position nor a position of a corporate officer or director of the Company.

         17. Severability. If this Agreement or any portion hereof shall be invalidated or held to be unenforceable, such invalidity or unenforceability shall not affect the other provisions hereof, and this Agreement shall be deemed to be modified to the minimum extent necessary to avoid such invalidity or unenforceability, and as so modified this Agreement and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

         18. Notice. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Indemnitee:




                  If to the Company:

                  OXiGENE, Inc.
                  110 East 59th Street
                  New York, NY 10022
                  Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without regard to the principles thereof respecting conflicts of law.

         20. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument originals.

         IN WITNESS WHEREOF, Indemnitee and the Company, pursuant to the authorization of its Board of Directors, execute this Agreement on the date stated below.

                         OXiGENE, Inc.


                         By:

                         Title:

                         Date:

                         INDEMNITEE



                         Name:

                         Date: